UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑           Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH EDELMAN
ANDREW D. LEVIN, M.D., Ph.D.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On March 16, 2009, Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. issued the following press release:

Contact Information:

Kevin C. Tang
Tang Capital Management, LLC
(858) 200-3830

Joseph Edelman
Perceptive Advisors LLC
(646) 205-5320

Peter J. Casey
The Altman Group
(866) 620-7619

FOR IMMEDIATE RELEASE

TANG CAPITAL PARTNERS, LP AND PERCEPTIVE LIFE SCIENCES
MASTER FUND LTD. INITIATE LEGAL PROCEEDINGS TO INVESTIGATE
PENWEST CORPORATE ACTIONS AND CONFIRM ABILITY TO NOMINATE
DIRECTORS AT 2009 ANNUAL MEETING

SAN DIEGO & NEW YORK – March 16, 2009 – Tang Capital Partners, LP (“Tang Capital”) and Perceptive Life Sciences Master Fund Ltd. (“Perceptive”) today announced that they have initiated legal proceedings against Penwest Pharmaceuticals Co. (NASDAQ: PPCO) (“Penwest”) to investigate Penwest’s corporate actions and confirm Tang Capital and Perceptive’s ability to nominate directors at the 2009 Annual Meeting.  According to a press release issued by Penwest on March 12, 2009, Penwest has decided not to take the actions requested by Tang Capital and Perceptive as outlined in their letter to Penwest’s Board of Directors dated March 3, 2009.  In this letter, Tang Capital and Perceptive requested that, by March 10, 2009, Penwest:

•	Substantially wind down its operations in order to allow its shareholders to realize the full value of the Opana ER royalty stream; and

•	Confirm that the January 12, 2009 notice by Tang Capital and Perceptive regarding their joint nomination of three persons for election at the 2009 Annual Meeting complies with Penwest’s bylaws.

As indicated in their March 3, 2009 letter, Tang Capital and Perceptive are prepared to take all actions necessary to protect their interest and the interests of all shareholders. Accordingly, as outlined in their March 3, 2009 letter, Tang Capital and Perceptive took the following actions on March 12, 2009:

•
Delivered a demand under Washington State law to inspect the books and records of Penwest to, among other things: (a) investigate whether Penwest’s Board has acted properly and in the best interest of the corporation; (b) determine what, if any, additional proposals Tang Capital and Perceptive should bring to a vote of shareholders at the 2009 Annual Meeting; and (c) develop facts necessary to communicate with Penwest’s shareholders, in compliance with applicable law, with respect to Tang Capital’s and Perceptive’s director nominations, additional proposals that they may bring to vote at the 2009 Annual Meeting and other matters relating to their interests as shareholders, including, but not limited to, an investigation into possible mismanagement, waste of corporate assets and breach of fiduciary duties by the Penwest Board and officers; and

•
Filed an action for declaratory and injunctive relief in Washington State court seeking a declaration that the January 12, 2009 notice was in compliance with the provisions of Penwest’s bylaws and other related relief.

* * * *

ABOUT TANG CAPITAL PARTNERS, LP

Tang Capital Partners, LP is an investment fund that invests in health care companies. Tang Capital Partners, LP and its affiliates currently own 21.1% of the outstanding common stock of Penwest Pharmaceuticals Co.

ABOUT PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

Perceptive Life Sciences Master Fund Ltd. is an investment fund that invests in life sciences companies. Perceptive Life Sciences Master Fund Ltd. and its affiliates currently own 20.5% of the outstanding common stock of Penwest Pharmaceuticals Co.

Important Information

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT RELATED TO THE SOLICITATION OF PROXIES BY TANG CAPITAL PARTNERS, LP AND PERCEPTIVE LIFE SCIENCES MASTER FUND LTD. FROM THE STOCKHOLDERS OF PENWEST PHARMACEUTICALS CO. FOR USE AT ITS ANNUAL MEETING, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S ("SEC") WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WHEN AVAILABLE WITHOUT CHARGE UPON REQUEST.

Tang Capital Partners, LP, Tang Capital Management, LLC, Kevin C. Tang, Andrew D. Levin, M.D., Ph.D., Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Joseph Edelman may be deemed to be participants in any solicitation in connection with the director nominations and other proposals made by Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. Information about them and their beneficial ownership of Penwest shares may be obtained from Schedules 13D filed with the SEC by them in respect to Penwest, as the same may be amended. Such Schedules 13D and amendments thereto are available at no charge at the SEC's website at http://www.sec.gov.

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